                                   Exhibit G



                                                                  EXECUTION COPY




                        RECAPTURE AND RELEASE AGREEMENT

                  This RECAPTURE AND RELEASE AGREEMENT (the "AGREEMENT"), dated as of April 19, 2013 and effective as of 12:01 a.m. on April 1, 2013 (the "EFFECTIVE TIME"), is by and between Commonwealth Annuity and Life Insurance Company, an insurance company organized under the laws of Massachusetts (the "CEDING COMPANY") and Ariel Capital Reinsurance Company Limited, an insurance company organized under the laws of Bermuda acting on behalf of the Segregated Account 2009-001 (the "REINSURER").

                  WHEREAS, the Ceding Company and the Reinsurer entered into a
            Coinsurance and Modified Coinsurance Agreement, dated as of December 24, 2009 (the "REINSURANCE AGREEMENT"); and

                  WHEREAS, the Ceding Company and the Reinsurer desire to effect a full and final recapture of the liabilities ceded under the Reinsurance Agreement and a full and final settlement, discharge and release of any and all of each of their respective liabilities, rights, duties and obligations under the Reinsurance Agreement, all on the terms hereinafter set forth. Capitalized terms used but not separately defined herein shall have the respective meanings ascribed to them under the Reinsurance Agreement.

                  NOW, THEREFORE, the Ceding Company and the Reinsurer (each a
            "PARTY", and collectively, the "PARTIES") agree as follows:

                                   ARTICLE I
                            RECAPTURE CONSIDERATION

                  Section 1.1 RECAPTURE CONSIDERATION

                         (a) As consideration for the Ceding Company's recapture
                  of the reinsurance ceded under the Reinsurance Agreement and its release and discharge of the Reinsurer contemplated hereunder, the Reinsurer (i) agrees that the Ceding Company may cease maintaining the Modco Deposit and (ii) agrees to pay by wire transfer to the Ceding Company cash and securities with a fair market value in an amount equal to the Recapture Amount (as defined below) on the date hereof, such cash and securities to be sent to an account designated by the Ceding Company.

                         (b) The "RECAPTURE AMOUNT" shall be an amount equal to:

                               (i) an amount equal to the General Account
                         Remainder Reserves as of the Effective Time in an amount of $49,869,574.76; PLUS

                               (ii) the amount of the "Quarterly Settlement
                         Amount" set forth in the Quarterly Report for the calendar quarter ending immediately prior to the Effective Time that is payable by the Reinsurer, if any; MINUS

                               (iii) a recapture allowance in the sum of
                         $58,408,299.77; MINUS

                               (iv) the amount of the "Quarterly Settlement
                   Amount" set forth in the Quarterly Report for the calendar quarter ending immediately prior to the Effective Time that is payable by the Ceding Company, if any.

                   (c) In order to facilitate the calculation of the Recapture
            Amount, the Ceding Company has prepared a Quarterly Report for the calendar quarter ending immediately prior to the Effective Time, which is attached hereto as Exhibit A. Such Quarterly Report includes the Ceding Company's calculation of the General Account Remainder Reserves as of the Effective Time.

                   (d) For clarity, the provisions of this SECTION 1.1 supersede any contrary provision in the Reinsurance Agreement, including the termination provisions in Article XIII of the Reinsurance Agreement.

                                   ARTICLE II
                             RECAPTURE AND RELEASE

            Section 2.1 CEDING COMPANY RECAPTURE AND RELEASE OF THE REINSURER. In consideration of the receipt of the payment set forth in ARTICLE I and the release provided in Section 2.2, effective as of the Effective Time, the Ceding Company:

                   (a) hereby recaptures all Reinsured Liabilities previously ceded to the Reinsurer under the reinsurance Agreement; and

                   (b) hereby forever releases and discharges the Reinsurer and its predecessors, successors, parents, assigns, officers, directors, agents, employees, representatives, liquidators, rehabilitators, receivers, shareholders, heirs, executors, administrators, and attorneys from any and all past, present, and future obligations, adjustments, liability for payment of interest, offsets, actions, causes of action, suits, debts, sums of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, liens, rights, costs and expenses (including attorneys' fees and costs actually incurred), claims and demands, liabilities and losses of any nature, kind, character and description whatsoever, whether grounded in law or in equity, in admiralty, in contract, in tort, or otherwise (including any claims based on fraud, bad faith or extra-contractual liabilities), all whether known or unknown, reported or unreported, discovered or undiscovered, suspected or unsuspected, vested or contingent, that the Ceding Company now has, owns, or holds or claims to have,


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

            own, or hold, or at any time had, owned, or held, or claimed to have had, owned, or held, or may after the execution of this Agreement have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring prior to or subsequent to the execution of this Agreement, against the Reinsurer, arising from, based upon, or in any way related to the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of the Reinsurer's past, current and future liabilities to the Ceding Company under and in connection with the Reinsurance Agreement, PROVIDED, however, that this release does not discharge obligations of the Reinsurer that have been undertaken or imposed by the terms of this Agreement.

            Section 2.2 REINSURER RELEASE OF THE CEDING COMPANY. Effective as of the Effective Time, the Reinsurer hereby forever releases and discharges the Ceding Company, and its predecessors, successors, parents, assigns, officers, directors, agents, employees, representatives, liquidators, rehabilitators, receivers, shareholders, heirs, executors, administrators, and attorneys from any and all past, present, and future obligations, adjustments, liability for payment of interest, offsets, actions, causes of action, suits, debts, sums of money, accounts, premium payments, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, liens, rights, costs and expenses (including attorneys' fees and costs actually incurred), claims and demands, liabilities and losses of any nature, kind, character and description whatsoever, whether grounded in law or in equity, in admiralty, in contract, in tort, or otherwise (including any claims based on fraud, bad faith or extra-contractual liabilities), all whether known or unknown, reported or unreported, discovered or undiscovered, suspected or unsuspected, vested or contingent, that the Reinsurer now has, owns, or holds or claims to have, own, or hold, or at any time had, owned, or held, or claimed to have had, owned, or held, or may after the execution of this Agreement have, own, or hold or claim to have, own, or hold, arising out of conduct or matters occurring prior to or subsequent to the execution of this Agreement, against the Ceding Company, arising from, based upon, or in any way related to the Reinsurance Agreement, it being the intention of the Parties that this release operate as a full and final settlement of the Ceding Company's past, current and future liabilities to the Reinsurer under and in connection with the Reinsurance Agreement, PROVIDED, however, that this release does not discharge obligations of the Ceding Company that have been undertaken or imposed by the terms of this Agreement.

                                  ARTICLE III
                   INDEPENDENT INVESTIGATION; SPECIAL WAIVER

            Section 3.1 INDEPENDENT INVESTIGATION. The Ceding Company and the Reinsurer acknowledge that they have each entered into this Agreement in reliance on their own independent investigation and analysis of the facts underlying their participation in the Reinsurance Agreement, and that no representations, warranties or promises of any kind have been made, directly or indirectly, to induce them to execute this Agreement other


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

     than those which are expressly set forth herein. Nevertheless, the Parties acknowledge that they may later discover facts different from or in addition to those now known or believed to be known regarding their participation in the Reinsurance Agreement and agree that this Agreement shall remain in force notwithstanding the existence of or belief regarding any different or additional facts.


                                   ARTICLE IV
                                  ARBITRATION

           Section 4.1 ARBITRATION. Any dispute between the Ceding Company and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity shall be submitted to arbitration in the manner set forth in the arbitration provision set forth in Article XI of the Reinsurance Agreement.

                                   ARTICLE V
                                   COMPROMISE

           Section 5.1 COMPROMISE. The Parties agree that this Agreement sets forth a compromise and shall never at any time for any purpose be considered as an admission of liability or responsibility on the part of any Party hereto regarding any aspect of the Reinsurance Agreement.

                                   ARTICLE VI
                               FURTHER ASSURANCES

            Section 6.1 FURTHER ASSURANCES. The Ceding Company and the Reinsurer agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and all other documents of any nature or kind which the other Party may reasonable require in order to implement the provisions or objectives of this Agreement.


                                  ARTICLE VII
                                 MISCELLANEOUS

            Section 7.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the matters addressed hereunder and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement. There are no understandings between the Parties with respect to the subject matter of this Agreement other than as expressed herein.

            Section 7.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

            Section 7.3 SUCCESSORS AND ASSIGNS.



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

                            (a) The provisions of this Agreement shall be
                     binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto, and that any purported assignment without the consent of the other Party shall be void and of no force or effect.

                            (b) No provision of this Agreement is intended to
                     confer upon any Person other than the Parties hereto any rights or remedies hereunder

                         Section 7.4 AMENDMENTS.

                            (a) Any provision of this Agreement may be amended
                     if, but only if, such amendment is in writing and is signed by each Party to this Agreement. Any change or modification to this Agreement shall be null and void unless made by an amendment hereto signed by each party to this Agreement.

                            (b) No failure or delay by any party in exercising
                     any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                     Section 7.5 SEVERABILITY. If any provision of this
              Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Ceding Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                     Section 7.6 COUNTERPARTS. This Agreement may be signed in
              any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be deemed to have been executed and delivered when each Party hereto shall have received a counterpart hereof signed by the other Party hereto and then become effective as of the Effective Time.


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



                          IN WITNESS WHEREOF, the Parties hereto have caused
                   this Agreement to be executed by their duly authorized representatives.


                          COMMONWEALTH ANNUITY AND LIFE
                          INSURANCE COMPANY

                          By /s/ Nicholas Von Moltke
                             ------------------------------------
                          Name: Nicholas Von Moltke
                          Title: President & CEO


                          ARIEL  CAPITAL REINSURANCE COMPANY
                          LIMITED
                          (acting on behalf  of the Segregated Account 2009-001)

                          By /s/ Kymn Astwood
                             ------------------------------------
                          Name: Kymn Astwood
                          Title: Director







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


                                   EXHIBIT A

                                   EXHIBIT A1
                   FINAL SETTLEMENT REPORT EFFECTIVE 4/1/2013

 (i)     Afliac General Account Remainder Reserves                        $      889,067,180.80
         minus Afliac reserves included in the modco reserves                    839,197,606.04
                                                                          -----------------------
                 Total Coinsurance General Account Reserves                       49,869,574.76
 (ii)    Quarterly Settlement Amount due to Ceding Company                        43,972,212.85
 (iii)   Recapture Allowance                                                     (58,408,299.77)
 (iv)    Quarterly Settlement Amount due to Reinsurer                                      0.00
                                                                          -----------------------
                 Total amount to be paid to Commonwealth Annuity          $       35,433,487.84
                                                                          -----------------------


                                   EXHIBIT A2

CwA MONTHLY SETTLEMENT (POSITIVE DUE TO ACRC,
NEGATIVE DUE TO CwA)                                                    2013                2013                 2013
                                                                      JANUARY             FEBRUARY               MARCH
Prior General Account Modco Reserves                           $   875,387,457.02   $  856,535,420.19     $   849,129,483.38

Current General Account Modco Reserves                             856,535,420.19      849,129,483.38         839,197,606,04
                                                               ---------------------------------------------------------------
Monthly Gen Acct. Res. Change                                       18,852,036,83        7,405,936.81           9,931,877.34

GA Reinsurance Premiums                                             (1,459,246.57)       1,376,870.90          (1,071,033.38)

SA Net Transfers                                                       209,866.61        2,393,372.86           1,950,413.78

Interest and Other Earnings                                        (32,268,031.72)        (205,098.14)        (18,663,100.72)

GA Expense Allowance                                                  (423,479.46)        (591,192.23)           (426,886.13)

SA Charges Collected                                                 3,160,926.77        2,869,514.87           3,185,270.55

Premium Taxes Paid

Policy Admin Fee                                                      (598,548.75)        (593,870.14)           (590,176.04)

GA Liabilities Paid                                                (11,618,405.37)     (20,936,128,21)         (6,457,280.02)
                                                               ---------------------------------------------------------------
Total AFLIAC Settlement                                            (24,144,881.66)      (8,280,593.28)        (12,140,914.62)
                                                               ---------------------------------------------------------------
PL Settlement                                                       (5,726,907.69)       3,334,414.46           2,986,669.94
                                                               ---------------------------------------------------------------
Total Settlement to/(from) ACRC                                $   (29,871,789.35)  $   (4,946,178.82)    $    (9,154,244.68)
                                                               ===============================================================
Total amount due from ACRC                                     $   (43,972,212.85)



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